UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2008

Ciprico Inc.
(Exact name of Registrant as Specified in its Charter)

0-11336	Delaware	41-1749708
(Commission File No.)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
7003 W Lake Street, Suite 400, St Louis Park, MN 55426
(Address of Principal Executive Offices) (Zip Code)

(952) 540-2400
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On May 21, 2008 Ciprico Inc. (NASDAQ: CPCI) (the “Company”) received a Nasdaq Staff Determination notice indicating that the Company is not in compliance with the filing requirements for continued listing as set forth in Nasdaq Marketplace Rule 4310(c)(14) because it did not timely file Quarterly Report on Form 10-QSB for the quarter ended March 31, 2008 and, therefore, that its common stock is subject to delisting from the Nasdaq Capital Market. The Company issued a press release on May 28, 2008 disclosing its receipt of this notice from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Company, in accordance with Nasdaq procedures, has requested a hearing to review the determination notice before a Nasdaq Listing Qualifications Panel (the "Panel").

Item 9.01     Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell Company Transactions. None

(d)	Exhibits:

Exhibit 99.1 Press release dated May 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2008
Ciprico Inc.

	By:	/s/ Monte S. Johnson
Monte S. Johnson, Chief Financial
Officer (Principal Financial and
Accounting Officer)

EXHIBIT INDEX

Ciprico Inc.

Form 8-K Current Report

Exhibit Number	Description

99.1	Press release dated May 28, 2008